Exhibit 23.7

April 1, 2008

Wuxi PharmaTech (Cayman) Inc

288 FuTe ZhongLu

Waigaoqiao Free Trade Zone

Shanghai 200131, PRC

CONSENT OF KALORAMA INFORMATION

Kalorama Information (“Company”) hereby consents to the references to the Company’s name in Wuxi PharmaTech (Cayman) Inc.’s (the “Company”) Registration Statement on Form F-1 to be filed with the U.S. Securities and Exchange Commission. The Company also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

KALORAMA INFORMATION

/s/ Bruce Carlson
Name:	Bruce Carlson
Title:	Publisher